Letter of Deloitte & Touche
                                  EXHIBIT INDEX



September 5, 1997



Securities and Exchange Commission
Mail Stop 9-5
450  5th  Street, NW
Washington DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of American Skandia Life Assurance Corporation dated September 3, 1997.

Yours truly,




By: /s/Deloitte & Touche LLP
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Deloitte & Touche LLP